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                                                                    Exhibit 3.21

                                                    STATE OF DELAWARE
                                                   SECRETARY OF STATE
                                                DIVISION OF CORPORATIONS
                                                FILED 09:00 AM 01/21/2003
                                                    030038440-3616177

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                           AMFIRE MINING COMPANY, LLC

FIRST:  The name of the limited liability company is:

                           AMFIRE MINING COMPANY, LLC

SECOND: The address of its registered office in the State of Delaware is:

                           2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

                           Corporation Service Company

THIRD:  The name and address of the authorized person is:

                           Karin M. Writer
                           Bartlit Beck Herman Palenchar & Scott
                           1899 Wynkoop Street, Suite 800
                           Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of AMFIRE Mining Company, LLC on this 21st day of January 2003.

                                            /s/ Karin M. Writer
                                            Karin M. Writer
                                            Authorized Person